SEITEL, INC.
                      EMPLOYMENT AGREEMENT AMENDMENT NO. 2


     THIS EMPLOYMENT AGREEMENT AMENDMENT NO. 2 ( this "Agreement") is between Seitel, Inc. (the "Company"), a Delaware corporation with its principal place of business in Houston, Texas, and Debra D. Valice (the "Employee", and
collectively with the Company, the "Parties"), and is an amendment to that certain Employment Agreement between the Company and the Employee dated effective March 11, 1993, as previously amended by that certain Employment Agreement Amendment dated effective as of January 1, 1998 (the "Employment Agreement").

     NOW, THEREFORE, the Parties do hereby agree as follows:

     1. Term. Section 2 of the Employment Agreement, "Term", is hereby deleted in its entirety and replaced by the following:

          "2. Term: The term of this Agreement shall begin on January 1, 1993 and shall terminate on December 31, 1998 (being five (5) years after the commencement date); provided, however, that commencing on January 1, 1994, and on each January 1 thereafter (each a Renewal Date), the term shall be automatically extended so as to terminate five years from such Renewal Date, unless at least sixty (60) days prior to such Renewal Date either party hereto gives notice to the other that the term should not be extended for an additional year (the "Termination Date"). The term of this Agreement, as extended in the manner described in the preceding sentence, is hereafter sometimes referred to as the "Employment Period", and each year of the Employment Period beginning January 1 and ending December 31 of any year is hereafter sometimes referred to as the Annual Period. If the Employment Period reaches the Termination Date, Employer will pay Employee for two (2) additional years after the end of the Employment Period the compensation then applicable, which shall include for purposes of this payment the Base Salary, together with the average of all bonus and commission payments paid to Employee for the prior three (3) years (the Severance Payment). The Severance Payment will be paid provided Employee is available to act as a consultant to Employer for up to fifty percent (50%) of Employee's work related time (as compared to her final year of employment) (hereinafter, the "Consulting Services"). If Employee terminates this Agreement prior to the Termination Date, the Employer shall be under no obligation to pay Employee any Severance Payment. Employer shall have no obligation to pay Employee any Severance Payment if Employee:

               (i) Refuses to perform the consulting services requested by Employer, although there is no requirement that Employer request such services for Employee to be entitled to said payment; or

               (ii) Violates any of the provisions of the confidential and proprietary information or the noncompete provisions set forth in paragraphs 13 and 14 herein."

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     2.  Amendment of Employment  Agreement.  This  Agreement is executed as and shall constitute an amendment to the Employment Agreement, and shall be construed in connection with and as a part of the Employment Agreement. Except as specifically amended by this Agreement, all of the terms and provisions of the Employment Agreement shall remain in full force and effect. In the event of any conflict between the terms of the Employment Agreement and the terms of this Agreement, the terms of this Agreement shall apply.

     3. Controlling Law. The execution, validity, interpretation and performance of this Agreement shall be determined and governed by the laws of the State of Texas, and, in any action by the Company to enforce this Agreement, venue may be had in Harris County, Texas.

     4. Entire Agreement. The Employment Agreement, as amended by this Agreement, contains the entire agreement of the Parties. The Employment Agreement and this Agreement may not be changed orally or by action or inaction, but only by an agreement in writing signed by the Party against whom enforcement of any waiver, change, modification, extension or discharge is sought.

     5. Severability. If any provision of this Agreement is rendered or declared illegal or unenforceable by reason of any existing or subsequently enacted legislation or by decree of a court of last resort, the Parties shall promptly meet and negotiate substitute provisions for those rendered or declared illegal or unenforceable, but all remaining provisions of this Agreement shall remain in full force and effect.

     6. Execution. This Agreement may be executed in multiple counterparts, each of which shall be deemed an original and all of which shall constitute one instrument.


     EXECUTED to be effective as of the 10th day of June, 1998.


                                        SEITEL, INC.



                                        By:  /s/ Paul A. Frame
                                             -----------------------------------
                                        Name:  Paul A. Frame
                                        Title:  President


                                        /s/ Debra D. Valice
                                        ----------------------------------------
                                        DEBRA D. VALICE